Exhibit 1.01

Weight Watchers International, Inc.

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (this “Report”) of Weight Watchers International, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period January 1, 2014 to December 31, 2014 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which 3TG minerals (as defined below) are necessary to the functionality or production of those products. “3TG minerals” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations contract to manufacture products for which 3TG minerals are necessary to the functionality or production of those products.

As permitted by the Rule, this Report has not been subject to an independent private sector audit.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which 3TG minerals are necessary to the functionality or production of such products; (ii) that were contracted to be manufactured by the Company; (iii) for which the manufacture was completed during the Reporting Period; and (iv) for which the Company was unable to determine the country of origin. These products, which are referred to in this Report collectively as the “Covered Products,” include the following:

•	Bathroom Scales

•	Food Scales

•	PointsPlus® Calculators

•	Pedometers

•	Cookbooks

•	Member Awards (e.g., charms for achieving weight loss goals)

•	Fitness Products (e.g., activity monitoring devices)

•	Member Program Materials (e.g., weekly guides and journal, guides for eating out)

•	Magazines

The Company’s Process

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding 3TG minerals in its supply chain. This good faith RCOI was reasonably designed to determine whether any such 3TG minerals originated in the Covered Countries and whether such 3TG minerals may be from recycled or scrap sources. The Company also exercised due diligence on the source and chain of custody of such 3TG minerals. The Company’s due diligence measures were based on the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten.

The Company’s supply chain with respect to the Covered Products involves third parties, and in some cases, several third parties, in the supply chain between the ultimate manufacture of the Covered Products and the original sources of 3TG minerals. The Company does not purchase 3TG minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of 3TG minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of 3TG minerals are best situated to identify the sources of 3TG minerals, and therefore has taken steps to identify the applicable smelters and refiners of 3TG minerals in the Company’s supply chain.

The Company contracted with a third party vendor, Source Intelligence (“SI”), to help collect and store the information gathered from the RCOI and due diligence efforts. The Company first provided SI a list of all Tier 1 suppliers it had determined to be “in-scope” based on the Rule (the “Suppliers”) and at least one method of contact for each of the Suppliers. An introductory email from the Company to all Suppliers describing the 3TG minerals information request and identifying SI as a partner in the process was followed by an email from SI containing a link for Supplier registration on the SI online platform. Communications were translated where necessary. In an effort to facilitate a deeper understanding of the 3TG minerals program and to educate Suppliers as to why the information was being requested, Suppliers were also given complimentary access to training and information concerning 3TG minerals tracing through the SI Conflict Minerals Resource Center at www.conflictmineralsresourcecenter.com.

Suppliers were asked to complete SI’s online survey version of the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify 3TG minerals smelters and refiners and associated countries of origin. If a Tier 1 Supplier was unable to provide a CMRT or other information about 3TG minerals smelters or refiners in its supply chain, SI would request information on its “Tier 2” suppliers of products or components which might require 3TG minerals for their functionality or production. All Suppliers were asked to complete the CMRT on a product-level basis and to certify to the accuracy of their responses as such, and multiple follow-up telephone calls and e-mails by SI and the relevant Company supply chain contact were made to Suppliers who did not respond to registration requests or did not provide the requested information. Contacted Suppliers were offered assistance, including further information about 3TG minerals, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

Throughout the process, information collected regarding the use of 3TG minerals and their origin was assessed for plausibility, consistency, and gaps both in terms of which products contained or did not contain 3TG minerals (or used such minerals in their production) as well as the origin of those minerals. Any such “Quality Control” flags raised during the assessment, such as a Supplier providing smelter or refiner information from a metal processor not verified through SI’s smelter/refiner database, were clarified by Supplier follow-up.

In order to identify the specific mine or location of origin of 3TG minerals, SI reviewed the information provided by Suppliers via the CMRTs regarding mine names and locations for smelters and refiners, and aggregated such information where a single smelter or refiner was shown to have multiple countries of origin. Where possible, this information was augmented based on SI’s additional research (internet, industry and government associations) and outreach via telephone or email with smelters and refiners directly.

Based on the information obtained pursuant to the RCOI and due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine the country of origin of 3TG minerals related to the Covered Products. Notwithstanding the foregoing, based on the information provided by the Suppliers, the Company believes that the facilities that may have been used to process the 3TG minerals in the Covered Products include the smelters and refiners listed in Annex I below.

The Company supports the Rule’s goal of preventing armed groups in the Covered Countries from benefitting from the sourcing of 3TG minerals from that region. Consistent with that, the Company also adopted a statement outlining its views on 3TG minerals in its global product portfolio, which can be found on the Company’s website at www.weightwatchersinternational.com under the Conflict Minerals tab of the Corporate Responsibility section of such website.

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary 3TG minerals contained in or used in the production of the Company’s products benefit armed groups in the Covered Countries:

•	Continue to assess the presence of 3TG minerals in its supply chain by leveraging any information provided by Suppliers in response to 3TG minerals information requested on its behalf by SI;

•	Review and revise, if necessary, educational materials for Suppliers engaged in the RCOI and due diligence process to ensure they understand the content and reasoning of the 3TG minerals information being sought; and

•	Continue to review and refine, if necessary, the RCOI and due diligence efforts in order to reinforce Supplier engagement.

Certain of the matters discussed in this Report, including, in particular, efforts to mitigate risks that 3TG minerals used in the Company’s products could directly or indirectly finance or otherwise benefit armed groups in the Covered Countries, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

Annex I

3TG Mineral	Smelter or Refiner

Tungsten	A.L.M.T. Corp.

Gold	Aida Chemical Industries Co. Ltd.

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.

Gold	Almalyk Mining and Metallurgical Complex (AMMC)

Tin	Alpha

Gold	AngloGold Ashanti Córrego do Sítio Mineraçäo

Gold	Argor-Heraeus SA

Gold	Asahi Pretec Corporation

Gold	Asaka Riken Co Ltd

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	Aurubis AG

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Gold	Boliden AB

Gold	C. Hafner GmbH + Co. KG

Gold	Caridad

Gold	Cendres + Métaux SA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.

Gold	Chimet S.p.A.

Tin	China Rare Metal Materials Company

Tin	China Tin Group Co., Ltd.

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.

Gold	Chugai Mining

Tin	CNMC (Guangxi) PGMA Co. Ltd.

Tantalum	Conghua Tantalum and Niobium Smeltry

Tin	Cooper Santa

Tin	CV Makmur Jaya

Tin	CV Nurjanah

Tin	CV Serumpun Sebalai

Tin	CV United Smelting

Gold	Daejin Indus Co. Ltd

Tungsten	Dayu Weiliang Tungsten Co., Ltd.

Gold	Do Sung Corporation

Gold	Dowa Mining Co., Ltd.

Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.

Tin	Empresa Metallurgica Vinto

Tantalum	Exotech Inc.

Tantalum	F&X Electro-Materials Ltd.

Tin	Fenix Metals

Gold	FSE Novosibirsk Refinery

Tungsten	Fujian Jinxin Tungsten Co., Ltd.

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.

Tin	Gejiu Kai Meng Industry and Trade LLC

Tin	Gejiu Zi-Li

Tantalum	Global Advanced Metals Aizu

Tungsten	Global Tungsten & Powders Corp.

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.

Tungsten	H.C. Starck GmbH

Tantalum	H.C. Starck GmbH Goslar

Gold	Heimerle + Meule GmbH

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Gold	Heraeus Ltd. Hong Kong

Gold	Heraeus Precious Metals GmbH & Co. KG

Tantalum	Hi-Temp Specialty Metals, Inc.

Tin	Huichang Jinshunda Tin Co. Ltd

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.

Gold	Hwasung CJ Co. Ltd

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Gold	Ishifuku Metal Industry Co., Ltd.

Gold	Istanbul Gold Refinery

Gold	Japan Mint

Tungsten	Japan New Metals Co., Ltd.

Gold	Jiangxi Copper Company Limited

Tin	Jiangxi Nanshan

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.

Tantalum	Jiujiang Tanbre Co., Ltd.

Gold	Johnson Matthey Ltd

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Gold	JSC Uralelectromed

Gold	JX Nippon Mining & Metals Co., Ltd.

Gold	Kazzinc Inc.

Tantalum	Kemet Blue Powder

Tungsten	Kennametal Huntsville

Gold	Kennecott Utah Copper LLC

Tantalum	King-Tan Tantalum Industry Ltd

Gold	Kojima Chemicals Co., Ltd

Gold	Korea Metal Co. Ltd

Gold	Kyrgyzaltyn JSC

Gold	L’azurde Company For Jewelry

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.

Tin	Linwu Xianggui Smelter Co

Gold	LS-NIKKO Copper Inc.

Tantalum	LSM Brasil S.A.

Tin	Magnu’s Minerais Metais e Ligas LTDA

Tin	Malaysia Smelting Corporation (MSC)

Gold	Materion

Gold	Met-Mex Peñoles, S.A.

Tin	Metallo Chimique

Gold	Metalor Technologies (Hong Kong) Ltd

Gold	Metalor Technologies (Singapore) Pte. Ltd.

Gold	Metalor Technologies SA

Gold	Metalor USA Refining Corporation

Tin	Mineração Taboca S.A.

Tin	Minsur

Gold	Mitsubishi Materials Corporation

Tin	Mitsubishi Materials Corporation

Gold	Mitsui Mining and Smelting Co., Ltd.

Tantalum	Mitsui Mining and Smelting Co., Ltd.

Tantalum	Molycorp Silmet A.S.

Gold	Moscow Special Alloys Processing Plant

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.

Gold	Navoi Mining and Metallurgical Combinat

Gold	Nihon Material Co. LTD

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.

Tin	Novosibirsk Integrated Tin Works

Tin	O.M. Manufacturing (Thailand) Co., Ltd.

Gold	Ohio Precious Metals, LLC

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)

Gold	OJSC Kolyma Refinery

Tin	Operaciones Metalurgical S.A.

Gold	PAMP SA

Tantalum	Plansee SE Reutte

Gold	Prioksky Plant of Non-Ferrous Metals

Tin	PT Alam Lestari Kencana

Gold	PT Aneka Tambang (Persero) Tbk

Tin	PT Artha Cipta Langgeng

Tin	PT Babel Inti Perkasa

Tin	PT Babel Surya Alam Lestari

Tin	PT Bangka Kudai Tin

Tin	PT Bangka Putra Karya

Tin	PT Bangka Timah Utama Sejahtera

Tin	PT Bangka Tin Industry

Tin	PT Belitung Industri Sejahtera

Tin	PT BilliTin Makmur Lestari

Tin	PT Bukit Timah

Tin	PT DS Jaya Abadi

Tin	PT Eunindo Usaha Mandiri

Tin	PT Fang Di MulTindo

Tin	PT HP Metals Indonesia

Tin	PT Justindo

Tin	PT Karimun Mining

Tin	PT Koba Tin

Tin	PT Mitra Stania Prima

Tin	PT Pelat Timah Nusantara Tbk

Tin	PT Prima Timah Utama

Tin	PT Refined Banka Tin

Tin	PT Sariwiguna Binasentosa

Tin	PT Stanindo Inti Perkasa

Tin	PT Sumber Jaya Indah

Tin	PT Tambang Timah

Tin	PT Tinindo Inter Nusa

Tin	PT Yinchendo Mining Industry

Gold	PX Précinox SA

Gold	Rand Refinery (Pty) Ltd

Tantalum	RFH Tantalum Smeltry Co., Ltd

Gold	Royal Canadian Mint

Tin	RUI DA HUNG

Gold	Sabin Metal Corp.

Gold	SAMWON METALS Corp.

Gold	Schöne Edelmetaal B.V.

Gold	SEMPSA Joyería Platería SA

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd

Gold	So Accurate Group, Inc.

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals

Tin	Soft Metais, Ltda.

Gold	Solar Applied Materials Technology Corp.

Tantalum	Solikamsk Metal Works

Tantalum	Taki Chemicals

Gold	Tanaka Kikinzoku Kogyo K.K.

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.

Tantalum	Telex

Tin	Thaisarco

Gold	The Great Wall Gold and Silver Refinery of China

Gold	The Refinery of Shandong Gold Mining Co. Ltd

Gold	Tokuriki Honten Co., Ltd

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.

Gold	Torecom

Tantalum	Ulba

Gold	Umicore Brasil Ltda

Gold	Umicore SA Business Unit Precious Metals Refining

Gold	United Precious Metal Refining, Inc.

Gold	Valcambi SA

Gold	Western Australian Mint trading as The Perth Mint

Tin	White Solder Metalurgia e Mineração Ltda.

Tungsten	Wolfram Bergbau und Hütten AG

Tungsten	Wolfram Company CJSC

Tungsten	Xiamen Tungsten Co., Ltd.

Gold	Yamamoto Precious Metal Co., Ltd.

Gold	Yokohama Metal Co Ltd

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.

Tin	Yunnan Tin Company Limited

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Tantalum	Zhuzhou Cement Carbide

Gold	Zijin Mining Group Co. Ltd